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Exhibit 1.7


                                FORM 1, SECTION 5
                                   COMPANY ACT
                                SOFTCARE EC INC.
                               ALTERED MEMORANDUM


          (AS ALTERED BY RESOLUTION PASSED THE 5th DAY OF OCTOBER 2001)


1.       The name of the Company is "SOFTCARE EC INC."

2. The authorized capital of the Company consists of 100,000,000 common shares without par value.